Exhibit 99.2

To: Clearwire Employees
Subject: Date Change - Special Meeting of Stockholders

Hi everyone -
We have just announced that we have rescheduled the date of our upcoming Special Meeting of Stockholders, which will now be held on Friday, May 31, 2013, at 10:30 a.m. Pacific time at the Highland Community Center, 14224 Bel-Red Road, Bellevue, Wash 98007.  This is an update to the date announced earlier this morning.

Corporate Communications
1475 120th Ave NE | Bellevue, WA 98005 |  www.clearwire.com